EXHIBIT 99

AMERICAN BANCORP OF NEW JERSEY, INC.

2006 EQUITY INCENTIVE PLAN

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TABLE OF CONTENTS

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American Bancorp of New Jersey, Inc.
Equity Incentive Plan

ARTICLE I
PURPOSE

Section 1.1 General Purpose of the Plan.

             The purpose of the Plan is to promote the long-term growth and profitability of American Bancorp of New Jersey, Inc., to provide directors, advisory directors, officers and employees of American Bancorp of New Jersey, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in American Bancorp of New Jersey, Inc.

ARTICLE II
DEFINITIONS

             The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

             Affiliate means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

             Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

             Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

             Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant's death.

             Board means the Board of Directors of American Bancorp of New Jersey, Inc. and any successor thereto.

             Change in Control means any of the following events:

             (a)             any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

             (b)             as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board;

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             (c)             the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

             (d)             a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is commenced (other than such an offer by the Company).

             Code means the Internal Revenue Code of 1986, as amended from time to time.

             Committee means the Committee described in Article IV.

             Company means American Bancorp of New Jersey, Inc., a New Jersey corporation, and any successor thereto.

             Disability means a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Notwithstanding the above, the term Disability in connection with Incentive Stock Options shall have the meaning specified in Section 22(e)(3) of the Code.

             Effective Date means the date on which the Plan is approved by the stockholders of American Bancorp of New Jersey, Inc.

             Exchange Act means the Securities Exchange Act of 1934, as amended.

             Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

             Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

             Fair Market Value means, with respect to a Share on a specified date:

             (a)             If the Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange or market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

             (b)             If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

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             (c)             In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

             Family Member means with respect to any Participant:

the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or

             (a)             an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

             Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

             Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

             Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

             Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

             Participant means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

             Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

             Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

             Plan means the American Bancorp of New Jersey, Inc. 2006 Equity Incentive Plan, as amended from time to time.

             Qualified Domestic Relations Order means a Domestic Relations Order that:

             (a)             clearly specifies:

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                          (i)             The name and last known mailing address of the Option Holder and of each person given rights under such Domestic Relations Order;

                          (ii)             the amount or percentage of the Option Holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order;

                          (iii)             the number of payments or the period to which such Domestic Relations Order applies; and

                          (iv)             the name of this Plan; and

             (b)             does not require the payment of a benefit in a form or amount that is:

                          (i)             not otherwise provided for under the Plan; or

                          (ii)             inconsistent with a previous Qualified Domestic Relations Order.

For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order, including the approval of a property settlement that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant.

             Restricted Stock Award means an award of Shares or Share Units pursuant to Article VII.

             Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, officer or employee of the Company or any Affiliate.

             Share means a share of common stock, par value $.10 per share, of American Bancorp of New Jersey, Inc.

             Share Unit means the right to receive a Share at a specified future date.

             Stock Appreciation Right means the right to receive a payment in Shares measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

             Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

             Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

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             Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

             Section 3.1 Shares Available Under the Plan.

             Subject to adjustment under Article IX, the maximum aggregate number of Shares representing Awards shall not exceed 1,081,117 Shares. Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

             Section 3.2 Shares Available for Options and Stock Appreciation Rights.

             Subject to adjustment under Article IX and the limitations under Section 3.4 below, the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights shall be 722,633 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights to any one individual in any calendar year shall be 180,658 Shares.

             Section 3.3 Shares Available for Restricted Stock Awards.

             Subject to adjustment under Article IX and the limitations under Section 3.4 below, the maximum number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 358,484 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 89,621.

             Section 3.4 Additional OTS Restrictions.

             As long as the Plan is subject to OTS regulations as applicable on the Effective Date, subject to adjustment under Article IX, the following additional restrictions shall apply:

             (a)             No Participant shall receive Options and Stock Appreciation Rights with respect to more than 180,658 Shares.

             (b)             No Participant shall receive Restricted Stock Awards with respect to more than 89,621 Shares.

             (c)             No director or advisory director who is not also an employee of the Company or its Affiliates shall receive Options and Stock Appreciation Rights with respect to more than 36,131 Shares, and all such directors and advisory directors as a group shall not receive Options and Stock Appreciation Rights with respect to more than 216,789 Shares.

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             (d)             No director or advisory director who is not also an employee of the Company or its Affiliates shall receive Restricted Stock Awards with respect to more than 17,924 Shares, and all such directors and advisory directors as a group shall not receive Restricted Stock Awards with respect to more than 107,545 Shares.

             (e)             No Award may vest beginning earlier than one year from the Effective Date of the Plan and all Awards shall vest in annual installments of not more than 20% of the total Award.

             Section 3.5 Computation of Shares Issued.

             For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award. Any Award subsequently forfeited, in whole or in part, shall not be considered issued.

ARTICLE IV
ADMINISTRATION

             Section 4.1 Committee.

             (a)             The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code or a successor rule or regulation, a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an "Independent Director" under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

             (b)             The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

             (c)             The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

             Section 4.2 Committee Powers.

             Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

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             (a)             to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

             (b)             with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

             (c)             to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

             (d)             to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

             Section 5.1 Grant of Options.

             (a)             Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. Only employees of the Company or its Affiliates may receive Incentive Stock Options.

             (b)             Any Option granted shall be evidenced by an Award Agreement which shall:

                          (i)             specify the number of Shares covered by the Option;

                          (ii)             specify the Exercise Price;

                          (iii)             specify the Exercise Period;

                          (iv)             specify the Vesting Date; and

                          (v)             contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

             Section 5.2 Size of Option.

             Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

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             Section 5.3 Exercise Price.

             The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

             Section 5.4 Exercise Period.

             The Exercise Period during which an Option may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

             (a)             the date specified by the Committee in the Award Agreement;

             (b)             the last day of the three-month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

             (c)             the last day of the one-year period commencing on the date of the Participant's termination of Service due to death or Disability;

             (d)             as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or

             (e)             the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

             Section 5.5 Vesting Date.

             (a)             The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

             (b)             Unless otherwise determined by the Committee and specified in the Award Agreement:

                          (i)             if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Option shall be forfeited without consideration;

                          (ii)             if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and

                          (iii)             if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

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             Section 5.6 Additional Restrictions on Incentive Stock Options.

             An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

             (a)             withstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

             (b)             Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an Incentive Stock Option.

             (c)             The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000.

             (d)             Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

             Section 5.7 Method of Exercise.

             (a)             Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased. An Option Holder shall exercise an Option to purchase Shares by:

                          (i)             giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

                          (ii)             delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

                          (iii)             satisfying such other conditions as may be prescribed in the Award Agreement.

             (b)             The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

                          (i)             in cash (by certified or bank check or such other instrument as the Company may accept); or

                          (ii)             if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

                          (iii)             by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

             (c)             When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

             Section 5.8 Limitations on Options.

             (a)             An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

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             (b)             The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

                          (i)             the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

                          (ii)             the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

             (c)             An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

             Section 5.9 Prohibition Against Option Repricing.

             Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Option or Award.

ARTICLE VI
STOCK APPRECIATION RIGHTS

             Section 6.1 Grant of Stock Appreciation Rights.

             (a)             Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

             (b)             Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

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                          (i)             specify the number of Shares covered by the Stock Appreciation Right;

                          (ii)             specify the Exercise Price;

                          (iii)             specify the Exercise Period;

                          (iv)             specify the Vesting Date;

                          (v)             specify that the Stock Appreciation Right shall be settled in Shares; and

                          (vi)             contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

             Section 6.2 Size of Stock Appreciation Right.

             Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

             Section 6.3 Exercise Price.

             The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

             Section 6.4 Exercise Period.

             The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

             (a)             the date specified by the Committee in the Award Agreement;

             (b)             the last day of the three-month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

             (c)             the last day of the one-year period commencing on the date of the Participant's termination of Service due to death or Disability;

             (d)             as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or

             (e)             the last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.

             A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

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             Section 6.5 Vesting Date.

             (a)             The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

             (b)             Unless otherwise determined by the Committee and specified in the Award Agreement:

                          (i)             if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Award shall be forfeited without consideration;

                          (ii)             if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and

                          (iii)             if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

             Section 6.6 Method of Exercise.

             (a)             Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

                          (i)             giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

                          (ii)             satisfying such other conditions as may be prescribed in the Award Agreement.

             (b)             When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised. The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

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             Section 6.7 Limitations on Stock Appreciation Rights.

             (a)             A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

             (b)             The Company's obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

                          (i)             the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

                          (ii)             the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

             (c)             A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder's death shall be transferred to the Stock Appreciation Right Holder's estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

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             Section 6.8 Prohibition Against Stock Appreciation Right Repricing.

             Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right or to cancel the Stock Appreciation Right at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Stock Appreciation Right or Award.

ARTICLE VII
RESTRICTED STOCK AWARDS

             Section 7.1 In General.

             (a)             Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

                          (i)             the number of Shares or Share Units covered by the Restricted Stock Award;

                          (ii)             the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

                          (iii)             the date of grant of the Restricted Stock Award;

                          (iv)             the Vesting Date for the Restricted Stock Award;

                          (v)             as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

                          (vi)             as to Restricted Stock Awards awarding Share Units, the rights of the Participant with respect to attributes of the Share Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances, if any, prior to the Vesting Date pursuant to which Share Units shall be converted to Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

             (b)             All Restricted Stock Awards consisting of Shares shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant and held by the Committee, together with an irrevocable stock power executed by the Participant in favor of the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award. The certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:

The common stock evidenced hereby is subject to the terms of an Award Agreement between American Bancorp of New Jersey, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the American Bancorp of New Jersey, Inc. 2006 Equity Incentive Plan, copies of which are on file at the executive offices of American Bancorp of New Jersey, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

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or such other restrictive legend as the Committee, in its discretion, may specify.

             (c)             Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares distributed pursuant to such Award shall be distributable, during the lifetime of the Participant, only to the Participant.

             Section 7.2 Vesting Date.

             (a)             The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

             (b)             Unless otherwise determined by the Committee and specified in the Award Agreement:

                          (i)             if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares or Share Units shall be forfeited without consideration;

                          (ii)             if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant's Service with the Company; and

                          (iii)             if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

             Section 7.3 Dividend Rights.

             Unless otherwise set forth in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, or an equivalent amount in the case of a Restricted Stock Award awarding Share Units, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

             Section 7.4 Voting Rights.

             Unless otherwise set forth in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

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             Section 7.5 Designation of Beneficiary.

             A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares or Shares distributed in satisfaction of any unvested Share Units that become vested on the date of the Participant's death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant's death shall be paid to the executor or administrator of the Participant's estate.

             Section 7.6 Manner of Distribution of Awards.

             The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
SPECIAL TAX PROVISION

             Section 8.1 Tax Withholding Rights.

             Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX
AMENDMENT AND TERMINATION

             Section 9.1 Termination

             The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

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             Section 9.2 Amendment.

             The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision. To the extent OTS regulations are changed subsequent to the Effective Date, the Board shall have the right but not the obligation, to amend or revise the Plan without shareholder approval to conform to the revised regulations.

             Section 9.3 Adjustments in the Event of Business Reorganization.

             In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

                          (i)             the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

                          (ii)             the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

                          (iii)             the Exercise Price of Options and Stock Appreciation Rights.

             In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE X
MISCELLANEOUS

             Section 10.1 Status as an Employee Benefit Plan.

             This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

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             Section 10.2 No Right to Continued Employment.

             Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director or employee of the Company. The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

             Section 10.3 Construction of Language.

             Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

             Section 10.4 Governing Law.

             The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the County or contiguous counties in which the Company's headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

             Section 10.5 Headings.

             The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

             Section 10.6 Non-Alienation of Benefits.

             The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

             Section 10.7 Notices.

             Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

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             (a)             If to the Committee:

                             American Bancorp of New Jersey, Inc.
                             365 Broad Street
                             Bloomfield, New Jersey 07003
                             Attention: Corporate Secretary

             (b)            If to a Participant, to such person's address as shown in the Company's records.

             Section 10.8 Approval of Shareholders.

             The Plan shall be subject to approval by the Company's shareholders within twelve (12) months before or after the date the Board adopts the Plan.

END